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                                  EXHIBIT 10.1

                           AMENDMENT TO LOAN DOCUMENTS

         This AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is made as of the 18th day of October, 2004, between ENVIRONMENTAL TECTONICS CORPORATION (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

                                   BACKGROUND
                                   ----------

         A. The Bank and the Borrower are parties to a Credit Agreement dated as of February 18, 2003 (as heretofore amended or modified, the "Credit Agreement"), pursuant to which the Bank agreed to make Revolving Credit Loans and issue Letters of Credit to and on behalf of the Borrower.

         B. The Bank and the Borrower are also parties to a Reimbursement and Security Agreement dated as of February 18, 2003 (as heretofore amended or modified, the "Reimbursement Agreement"), pursuant to which the Bank has issued the Bond Letter of Credit.

         C. The Borrower and the Bank have agreed to amend the Credit Agreement and the Reimbursement Agreement in certain respects subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT
                                    ---------

         1. Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows effective as of the date hereof:

                  (a) Section 2.1(f) of the Credit Agreement is hereby amended and related to read in full as follows:

                  "(f) The Borrower shall at all times maintain deposits in the Cash Collateral Account in an amount equal to or greater than Two Million Five Hundred Thousand Dollars ($2,500,000). In addition, the Borrower shall deliver to the Bank for deposit in the Cash Collateral Account promptly following receipt by Borrower of the payment of all or a portion of an invoice in the approximate amount of $5,700,000 in respect of the sale of a centrifuge to Malaysia an additional amount equal to the payment required to be made on April 1, 2005 in respect of principal and interest (the "Bond Payment Amount") on the Bonds. The Borrower hereby pledges to the Bank, and grants a security interest to the Bank in, the Cash Collateral Account as security for the Obligations. The Bank will invest such cash collateral in such short-term money-market investments as to which the Bank and the Borrower mutually agree and the net return on such investments shall be credited to the Cash Collateral Account and constitute additional cash collateral. So long as no additional Default or Event of Default occurs, the Bank shall release from the Cash Collateral Account an amount equal to the Bond Payment Amount at such time as the Borrower is obligated to make the April 1, 2005 payment of principal and interest on the Bonds. Following the occurrence of a Default or Event of Default the Borrower may not withdraw amounts credited to the Cash Collateral Account except upon payment and performance in full of all Obligations, expiration or surrender of all Letters of Credit and the Bond Letter of Credit and termination of this Agreement."

                  (b) Section 6.1(c) of the Credit Agreement is hereby amended and restated to read in full as follows:

                  "(c) Maintenance of Tangible Net Worth. Permit Consolidated Tangible Net Worth (i) on the last day of each of the Fiscal Quarters ending November 26, 2004 and February 25, 2005 to be less than $14,500,000 or (ii) on the last day of any Fiscal Quarter ending after February 25, 2005 to be less than the Borrower's actual Consolidated Tangible Net Worth on February 25, 2005.

         3. Amendment to Reimbursement Agreement. Section 2.02(b) of the Reimbursement Agreement is hereby amended effective as of the date hereof by deleting the reference to "2.00%" and substituting therefor "2.50%."

         4. Amendments to Loan Documents. All references to the Credit Agreement and the Reimbursement Agreement in any of the Loan Documents shall be deemed to refer to the Credit Agreement and the Reimbursement Agreement, as amended by this Amendment.

         5. Ratification; Acknowledgment. Except as the provisions thereof have been expressly amended or waived by this Amendment, the Credit Agreement and the Reimbursement Agreement, and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms. The Borrower hereby affirms all the provisions of the Loan Documents, as amended or modified by this Amendment.


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         6. Representations and Warranties.

                  (a) The Borrower hereby certifies that (i) the representations and warranties of the Borrower in the Credit Agreement and the Reimbursement Agreement are true and correct in all material respects as of the date hereof, as if made on the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Credit Agreement or the other Loan Documents exists on the date hereof.

                  (b) The Borrower further represents that it has all the requisite power and authority to enter into and to perform its obligations under this Amendment, and that the execution, delivery and performance of this Amendment have been duly authorized by all requisite action and will not violate or constitute a default under any provision of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect or of the Articles of Incorporation or by-laws of the Borrower, or of any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties are bound.

                  (c) The Borrower also further represents that its obligation to repay the Loans, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loans.

                  (d) The Borrower also further represents that there have been no changes to the Articles of Incorporation, by-laws or other organizational documents of the Borrower since the most recent date true and correct copies thereof were delivered to the Bank.

         7. Conditions Precedent. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of the Bank and its counsel, of the following conditions precedent:

                  (a) The Borrower shall have delivered to the Bank the following, all of which shall be in form and substance satisfactory to the Bank and shall be duly completed and executed:

                           (i) This Amendment, executed by the Borrower and by
                  Lenfest;

                           (ii) Such additional documents, certificates and
                  information as the Bank may require pursuant to the terms hereof or otherwise reasonably request.

                  (b) After giving effect to the amendments contained herein, the representations and warranties set forth in the Credit Agreement and the Reimbursement Agreement shall be true and correct on and as of the date hereof.

                  (c) After giving effect to the amendments contained herein, no Event of Default hereunder, and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default shall have occurred and be continuing as of the date hereof.


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         8. No Waiver. Except as expressly provided herein, this Amendment does not and shall not be deemed to constitute a waiver by the Bank of any Event of Default, or of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate the Bank to agree to any further modifications to the Credit Agreement or the Reimbursement Agreement or any other Loan Document or constitute a waiver of any of the Bank's other rights or remedies.

         9. Release and Indemnity. Recognizing and in consideration of the Bank's agreement to the amendments set forth herein, the Borrower hereby waives and releases the Bank and its officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising the Borrower ever had or now has against any of them arising out of or relating to the Bank's acts or omissions with respect to this Amendment, the Credit Agreement, the Reimbursement Agreement, the other Loan Documents or any other matters described or referred to herein or therein. The Borrower further hereby agrees to indemnify and hold the Bank and its officers, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against the Bank on account of anything arising out of this Amendment, the Credit Agreement, the Reimbursement Agreement, the other Loan Documents or any other document delivered pursuant thereto up to and including the date hereof; provided that, the Borrower shall not shall have any obligation hereunder to the Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Bank.

         10. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. Miscellaneous.

                  (a) Expenses. The Borrower agrees to pay all of the Bank's out-of-pocket fees and expenses incurred in connection the preparation, negotiation and execution of this Amendment and the other documents executed in connection.

                  (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  (c) Successor and Assigns. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

                  (d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

                  (e) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

                  (f) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



                                      ENVIRONMENTAL TECTONICS CORPORATION

                                      By: /s/ Duane D. Deaner
                                      Name: Duane D. Deaner
                                      Title:  Chief Financial Officer


                                      PNC BANK, NATIONAL ASSOCIATION

                                      By: /s/ Jeffrey M. Prickitt
                                      Name: Jeffrey M. Prickitt
                                      Title:  Assistant Vice-President


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                          ACKNOWLEDGMENT AND AGREEMENT



         The undersigned acknowledges the provisions of the foregoing Amendment to Loan Documents (the "Amendment") between Environmental Tectonics Corporation (the "Borrower") and PNC Bank, National Association (the "Bank") and confirms and agrees that its obligations under that certain Limited Guaranty Agreement dated as of August 24, 2004 from the undersigned in favor of the Bank in respect of certain obligations of the Borrower to the Bank shall otherwise be unimpaired by the Amendment and are hereby ratified and confirmed in all respects.





                                           /s/ H.F. Lenfest
                                               H.F. Lenfest


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